Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Jaco Electronics, Inc. and Subsidiaries on Form S-8/S-3 (File Nos. 33-89994, 333-49873, 333-49877, and 333-111065) of our report dated September 29, 2008 with respect to our audit of the consolidated financial statements and the financial statement schedule of  Jaco Electronics, Inc. and subsidiaries as of June 30, 2008, which are included in the Annual Report on Form 10-K for the year ended June 30, 2008.

EISNER LLP

New York, New York
September 29, 2008